CURRENT REPORT ON FORM 8-K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2009

JMAR Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 12, 2009 the Company received notice in the form of a Secured Party – Peaceful Possession Letter from LV Administrative Services as administrative and collateral agent for Laurus Master Fund, Ltd (in liquidation) and other affiliates of Laurus (“Laurus”). A commitment is solicited from the Company to deliver to Laurus (“Secured Parties”) or their designee such documents, instruments and agreements as the Secured Parties or their designee may reasonably request in connection with the sale, lease, license or other disposition of the Company assets (“Collateral”). The Company is asked to waive notification under Section 9-611 of the UCC as to the sale, lease, license or other disposition by the Secured Parties of any or all of the Collateral and under Sections 9-620 and 9-623 of the UCC regarding acceptance of collateral as discharge of the obligations of the Company to the Secured Parties. The Company is consulting with its outside legal counsel and financial advisers regarding its response to this notice.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description of Document
99.1	Copy of the Secured Party – Peaceful Possession Letter from LV Administrative Services, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.
April 16, 2009	By:	/s/ C. Neil Beer
Name: C. Neil Beer
Title: Chief Executive Officer